AMENDMENT NO. 1 TO AGREEMENT


         THIS AMENDMENT NO. 1 dated as of January 1, 1999, to the Agreement dated February 3, 1996 (the "Agreement"), by and between Point West Capital Corporation (formerly Dignity Partners, Inc.), a Delaware corporation ("Point West") and The Echelon Group of Companies, LLC, a Delaware limited liability company ("Echelon") is made by and between Point West and Echelon.

                                    RECITALS

         WHEREAS, Point West and Echelon previously entered into the Agreement;

         WHEREAS, the operations of Point West and Echelon have changed resulting in Point West utilizing more and Echelon utilizing less office space; and

         WHEREAS, Point West anticipates leasing new office space or releasing the office space subject to the Lease referenced in the Agreement.

         NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

Section 1.         Definitions.
                  -----------

         Capitalized terms used herein which are not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

Section 3.        Consideration.
                  -------------

         Section 3 of the Agreement is hereby amended and restated to read as follows:

         So long as Echelon uses any portion of the Premises or other office space leased by Point West, Echelon shall pay on the first day of each calendar month an amount equal to twenty percent (20%) of any rent due and payable by Point West to the landlord for the Premises or other office space without any set-off or deduction. Payments for any partial calendar month shall be prorated on a per diem basis.

Section 6.        Insurance.
                  ---------

         Section 6 of the Agreement is hereby amended and restated to read as follows:

         Point West shall maintain and keep in full force and effect all of the insurance policies required by Section 6.01 (b) of the Lease and by any new lease and Echelon shall be named as an additional named insured on such policies. Echelon shall pay twenty percent (20%) of all premiums for such insurance policies.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
1 to the Agreement as of the day and year first above written.





                                   POINT WEST CAPITAL CORPORATION



                                    /s/Alan B. Perper
                                    -----------------------------
                                    Alan B. Perper




                                   The Echelon Group of Companies, LLC


                                    /s/John Ward Rotter
                                    -----------------------------
                                    John Ward Rotter